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                                                                    EXHIBIT 23.3



           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


     We hereby consent to the filing of this Consent as an exhibit to the Registration Statement on Form S-1 of Energy Partners, Ltd. to be filed with the Securities and Exchange Commission on or about August 2, 2000. We also consent to the use of our name therein and the inclusion of or reference to our report effective January 1, 2000 in the Registration Statement, and to the reference to our firm under the heading "Experts" in the prospectus.


                                   NETHERLAND, SEWELL & ASSOCIATES, INC.



                                    By: /s/ FREDERIC D. SEWELL
                                       ----------------------------------------
                                       Frederic D. Sewell
                                       President



Dallas, Texas
August 2, 2000